Exhibit 99.1
Planet Fitness, Inc. Announces Third Quarter 2025 Results
System-wide same club sales increased 6.9%
Raises 2025 full-year growth outlook
Repurchased approximately $100M of its shares

Hampton, NH, November 6, 2025 - Today, Planet Fitness, Inc. (NYSE: PLNT) reported financial results for its third quarter ended September 30, 2025.
Third Quarter Fiscal 2025 Highlights
•Total revenue increased from the prior year period by 13.0% to $330.3 million.
•System-wide same club sales increased 6.9%.
•System-wide sales increased to $1.3 billion from $1.2 billion in the prior year period.
•Net income attributable to Planet Fitness, Inc. was $58.8 million, or $0.70 per diluted share, compared to $42.0 million, or $0.50 per diluted share, in the prior year period.
•Net income increased $16.8 million to $59.2 million, compared to $42.4 million in the prior year period.
•Adjusted net income(1) increased $12.3 million to $67.0 million, or $0.80 per diluted share(1), compared to $54.7 million, or $0.64 per diluted share, in the prior year period.
•Adjusted EBITDA(1) increased $17.7 million to $140.8 million from $123.1 million in the prior year period.
•35 new Planet Fitness clubs were opened system-wide during the period, which included 29 franchisee-owned and 6 corporate-owned clubs, bringing system-wide total clubs to 2,795 as of September 30, 2025.
•Cash and marketable securities of $577.9 million, which includes cash and cash equivalents of $329.0 million, restricted cash of $56.4 million and marketable securities of $192.5 million as of September 30, 2025.
“We are making significant progress in executing on our long-term strategy, as highlighted by our strong financial performance during the quarter, which enabled us to raise certain growth targets for our 2025 outlook,” said Colleen Keating, Chief Executive Officer. “We have continued to make strategic decisions to position the Company for long-term growth. This includes a new agreement with our franchisees to shift a portion of their contributions from their Local Ad Fund to our National Ad Fund in 2026 to unlock new marketing opportunities and drive future member growth. Additionally, we were recently ranked #22, and the highest-ranking fitness brand, on this year’s Franchise Times Top 400® list, illustrating the strength of Planet Fitness and dedication of our team members and franchisees. This is an exciting time, and we are feeling more energized than ever to capture even greater opportunities in the evolving global fitness landscape and deliver value for our stakeholders.”
Operating Results for the Third Quarter Ended September 30, 2025
For the third quarter of 2025, total revenue increased $38.1 million or 13.0% to $330.3 million from $292.2 million in the prior year period, including system-wide same club sales growth of 6.9%. By segment:
•Franchise segment revenue increased $11.3 million or 11.0% to $113.7 million from $102.4 million in the prior year period. Of the increase, $7.5 million was due to higher royalty revenue, of which $4.4 million was attributable to a franchise same club sales increase of 7.1%, $1.9 million was attributable to new clubs opened since July 1, 2024 before moving into the same club sales base and $1.2 million was from higher royalties on annual fees. Franchise segment revenue also includes $1.9 million of higher National Advertising Fund (“NAF”) revenue, $1.5 million of higher franchise and other fees primarily attributable to higher join fees and $0.9 million of higher revenue from replacement equipment placements;
•Corporate-owned clubs segment revenue increased $9.7 million or 7.6% to $137.8 million from $128.1 million in the prior year period. Of the increase, $5.3 million was attributable to corporate-owned clubs included in the same club sales base, of which $4.4 million was attributable to a same club sales increase of 6.0%. Additionally, $4.4 million was from new clubs opened since July 1, 2024 before moving into the same club sales base; and
•Equipment segment revenue increased $17.1 million or 27.8% to $78.8 million from $61.7 million in the prior year period. Of the increase, $12.3 million was attributable to higher revenue from equipment sales to existing franchisee-
1 Adjusted net income, Adjusted EBITDA and Adjusted net income per share, diluted are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income and a computation of Adjusted net income per share, diluted, see “Non-GAAP Financial Measures” accompanying this press release.

owned clubs and $4.8 million was attributable to higher revenue from equipment sales to new franchisee-owned clubs. In the third quarter of 2025, we had equipment sales to 27 new franchisee-owned clubs compared to 15 in the prior year period.
Segment Adjusted EBITDA represents our Adjusted EBITDA broken out by the Company’s reportable segments. Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations, see “Non-GAAP Financial Measures” accompanying this press release.
Segment Adjusted EBITDA was as follows:
•Franchise Segment Adjusted EBITDA increased $9.6 million or 13.2% to $82.4 million. This increase was primarily attributable to higher franchise segment revenue of $11.3 million, as described above, partially offset by $1.7 million of higher NAF expense;
•Corporate-owned clubs Segment Adjusted EBITDA increased $3.3 million or 6.6% to $53.7 million. This increase was primarily attributable to $2.1 million from new clubs opened since July 1, 2024 before moving into the same club sales base, $1.4 million from the corporate-owned same clubs sales increase of 6.0% and $1.2 million of lower selling, general and administrative expenses. This increase was partially offset by $1.5 million of lower Adjusted EBITDA from the ten clubs open and operating in Spain, of which nine clubs have been opened since July 1, 2024.
•Equipment Segment Adjusted EBITDA increased $5.2 million or 28.3% to $23.7 million. This increase was primarily attributable to higher equipment sales to new and existing franchisee-owned clubs, as described above.
2025 Outlook
The Company continues to believe that between its tariff mitigation plans and the current tariff levels, its exposure is limited. This guidance does not include estimates or assumptions regarding the impact of tariffs beyond the existing regulations currently in place.
For the year ending December 31, 2025, the Company is reiterating the following expectations:
•It continues to expect new equipment placements of approximately 130 to 140 in franchisee-owned locations
•It continues to expect system-wide new club openings of approximately 160 to 170 locations
The Company is raising the following growth expectations over its 2024 results:
•It now expects system-wide same club sales growth of approximately 6.5% (previously approximately 6.0%)
•It now expects revenue to increase approximately 11% (previously approximately 10%)
•It now expects adjusted EBITDA to increase approximately 12% (previously approximately 10%)
•It now expects adjusted net income to increase in the 13% to 14% range (previously 8% to 9%)
•It now expects adjusted net income per share, diluted to increase in the 16% to 17% range (previously 11% to 12%), based on adjusted diluted weighted-average shares outstanding of approximately 84.2 million (previously 84.5 million), inclusive of the shares repurchased through the third quarter of 2025.
The Company continues to expect 2025 net interest expense to be approximately $86.0 million. It also continues to expect capital expenditures to increase approximately 20% driven by additional clubs in our corporate-owned portfolio and expects depreciation and amortization to be approximately $155 million.

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2025. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2025, and therefore cannot be made available without unreasonable effort.
Same club sales refers to year-over-year sales comparisons for the same club sales base of both corporate-owned and franchisee-owned clubs, which is calculated for a given period by including only sales from clubs that had sales in the comparable months of both years. We define the same club sales base to include those clubs that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same club sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned clubs.
Investor Conference Call
The Company will hold a conference call at 8:00AM (ET) on November 6, 2025 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the world by number of members and locations. As of September 30, 2025, Planet Fitness had approximately 20.7 million members and 2,795 clubs in all 50 states, the District of Columbia, Puerto Rico, Canada, Panama, Mexico, Australia and Spain. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness clubs are owned and operated by independent business men and women.

Investor Contact:
Stacey Caravella
investor@planetfitness.com
603-750-4674
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650

ICR, Inc.
PFCorpPR@icrinc.com
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2025 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, the Company’s expected membership growth and club growth, share repurchases and the timing thereof, ability to deliver future shareholder value, the impact of tariffs and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “might,” “goal,” “plan,” “prospect,” “predict,” “project,” “target,” “potential,” “assumption,” “will,” “would,” “could,” “should,” “continue,” “ongoing,” “contemplate,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company’s and franchisees’ ability to identify and secure suitable sites for new franchise clubs, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company’s information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and, once available, the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2025	2024	2025	2024
Revenue:
Franchise	$92,245	$82,873	$282,362	$254,783
National advertising fund revenue	21,430	19,542	66,151	59,442
Franchise segment	113,675	102,415	348,513	314,225
Corporate-owned clubs	137,833	128,132	410,491	375,976
Equipment	78,837	61,699	188,882	151,003
Total revenue	330,345	292,246	947,886	841,204
Operating costs and expenses:
Cost of revenue	58,155	45,701	140,063	116,628
Club operations	79,792	71,614	238,909	216,119
Selling, general and administrative	30,525	32,647	100,343	93,453
National advertising fund expense	21,429	19,720	66,150	59,624
Depreciation and amortization	39,108	41,033	115,818	120,230
Other (gain) loss, net	(5,732)	280	(2,069)	698
Total operating costs and expenses	223,277	210,995	659,214	606,752
Income from operations	107,068	81,251	288,672	234,452
Other income (expense), net:
Interest income	5,936	5,610	17,438	16,687
Interest expense	(26,342)	(26,603)	(78,720)	(72,569)
Other income (expense), net	1,067	(558)	3,292	1,132
Total other (expense), net	(19,339)	(21,551)	(57,990)	(54,750)
Income before income taxes	87,729	59,700	230,682	179,702
Provision for income taxes	27,974	16,523	69,120	49,824
Loss from equity-method investments, net of tax	(572)	(782)	(2,005)	(3,198)
Net income	59,183	42,395	159,557	126,680
Less: net income attributable to non-controlling interests	354	386	842	1,722
Net income attributable to Planet Fitness, Inc.	$58,829	$42,009	$158,715	$124,958
Net income per share of Class A common stock:
Basic	$0.70	$0.50	$1.89	$1.45
Diluted	$0.70	$0.50	$1.89	$1.45
Weighted-average shares of Class A common stock outstanding:
Basic	83,517	84,570	83,847	86,090
Diluted	83,717	84,728	84,055	86,289

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share amounts)	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$329,020	$293,150
Restricted cash	56,388	56,524
Short-term marketable securities	114,363	114,163
Accounts receivable, net of allowances for uncollectible amounts of $33 and $30 as of September 30, 2025 and December 31, 2024, respectively	70,425	77,145
Inventory	6,982	6,146
Prepaid expenses	23,176	21,499
Other receivables	15,650	16,776
Income tax receivable and prepayments	9,646	2,616
Total current assets	625,650	588,019
Long-term marketable securities	78,177	65,668
Investments, net of allowance for expected credit losses of $23,923 and $18,834 as of September 30, 2025 and December 31, 2024, respectively	70,431	75,650
Property and equipment, net of accumulated depreciation of $430,141 and $370,118, as of September 30, 2025 and December 31, 2024, respectively	448,324	423,991
Right-of-use assets, net	403,314	395,174
Intangible assets, net	295,587	323,318
Goodwill	710,571	720,633
Deferred income taxes	415,673	470,197
Other assets, net	10,482	7,058
Total assets	$3,058,209	$3,069,708
Liabilities and stockholders’ deficit
Current liabilities:
Current maturities of long-term debt	$22,500	$22,500
Accounts payable	48,013	32,887
Accrued expenses	61,159	67,895
Equipment deposits	11,177	1,851
Restricted liabilities - national advertising fund	2,613	—
Deferred revenue, current	65,219	62,111
Payable pursuant to tax benefit arrangements, current	49,672	55,556
Other current liabilities	40,091	39,695
Total current liabilities	300,444	282,495
Long-term debt, net of current maturities	2,135,129	2,148,029
Lease liabilities, net of current portion	417,624	405,324
Deferred revenue, net of current portion	30,167	31,990
Deferred tax liabilities	620	1,386
Payable pursuant to tax benefit arrangements, net of current portion	363,429	411,360
Other liabilities	5,153	4,497
Total noncurrent liabilities	2,952,122	3,002,586
Stockholders’ equity (deficit):
Class A common stock, $0.0001 par value, 300,000 shares authorized, 82,982 and 84,323 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	9	9
Class B common stock, $0.0001 par value, 100,000 shares authorized, 316 and 342 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Accumulated other comprehensive income (loss)	1,121	(2,348)
Additional paid in capital	618,939	609,115
Accumulated deficit	(814,832)	(822,156)
Total stockholders’ deficit attributable to Planet Fitness, Inc.	(194,763)	(215,380)
Non-controlling interests	406	7
Total stockholders’ deficit	(194,357)	(215,373)
Total liabilities and stockholders’ equity	$3,058,209	$3,069,708

Planet Fitness, Inc. and subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$159,557	$126,680
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	115,818	120,230
Equity-based compensation expense	9,132	5,965
Deferred tax expense	54,408	40,077
Amortization of deferred financing costs	3,975	3,984
Loss on extinguishment of debt	—	2,285
Accretion of marketable securities discount	(1,109)	(2,658)
Losses from equity-method investments, net of tax	2,005	3,198
Dividends accrued on held-to-maturity investment	(1,733)	(1,618)
Credit loss on held-to-maturity investment	5,089	849
Gain on re-measurement of tax benefit arrangement liability	(1,769)	(774)
Gain on sale of corporate-owned clubs	(6,443)	—
Gain on insurance proceeds	(1,461)	—
Other	(150)	538
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	7,484	(7,443)
Inventory	(836)	(201)
Other assets and other current assets	1,581	1,735
Restricted assets - national advertising fund	2,613	(368)
Accounts payable and accrued expenses	(3,728)	8,818
Other liabilities and other current liabilities	327	(741)
Income taxes	(5,119)	(1,553)
Payments pursuant to tax benefit arrangements	(52,778)	(28,786)
Equipment deposits	9,324	5,835
Deferred revenue	3,862	9,552
Leases	9,312	9,138
Net cash provided by operating activities	309,361	294,742
Cash flows from investing activities:
Additions to property and equipment	(113,577)	(112,968)
Insurance proceeds for property and equipment	2,053	—
Payment of deferred consideration for acquired clubs	(1,524)	—
Proceeds from sale of corporate-owned clubs	21,626	—
Purchases of marketable securities	(118,401)	(116,833)
Maturities of marketable securities	106,309	80,922
Issuance of note receivable, related party	(2,639)	—
Other investing activity	112	568
Net cash used in investing activities	(106,041)	(148,311)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	800,000
Repayment of long-term debt	(16,875)	(603,063)
Payment of deferred financing and other debt-related costs	—	(12,055)
Proceeds from issuance of Class A common stock	1,478	17,221
Repurchase and retirement of Class A common stock	(150,026)	(300,205)
Principal payments on capital lease obligations	(93)	(100)
Payment of share repurchase excise tax	(2,549)	—
Distributions paid to members of Pla-Fit Holdings	(1,521)	(3,345)
Net cash used in financing activities	(169,586)	(101,547)
Effects of exchange rate changes on cash and cash equivalents	2,000	(456)
Net increase in cash, cash equivalents and restricted cash	35,734	44,428
Cash, cash equivalents and restricted cash, beginning of period	349,674	322,121
Cash, cash equivalents and restricted cash, end of period	$385,408	$366,549
Supplemental cash flow information:
Cash paid for interest	$75,004	$53,718
Net cash paid for income taxes	$19,414	$11,248
Non-cash investing activities:
Non-cash additions to property and equipment included in accounts payable and accrued expenses	$22,159	$18,446

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
Adjusted EBITDA and Segment Adjusted EBITDA
We refer to Adjusted EBITDA as we use this measure to evaluate our operating performance and we believe this measure is useful to investors in evaluating our performance. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors. Our Board of Directors uses Adjusted EBITDA as a key metric to assess the performance of management. Our Chief Operating Decision Maker also uses Segment Adjusted EBITDA, which is Adjusted EBITDA specific to each of our three reportable segments, to assess the financial performance of and allocate resources to our segments in accordance with ASC 280, Segment Reporting. Corporate overhead costs not directly attributable to any individual segment are not allocated to the three segments and are included in Corporate and Other Adjusted EBITDA within Adjusted EBITDA.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

A reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA is set forth below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Net income	$59,183	$42,395	$159,557	$126,680
Interest income	(5,936)	(5,610)	(17,438)	(16,687)
Interest expense	26,342	26,603	78,720	72,569
Provision for income taxes	27,974	16,523	69,120	49,824
Depreciation and amortization	39,108	41,033	115,818	120,230
EBITDA	146,671	120,944	405,777	352,616
Severance costs(1)	—	—	649	1,602
Executive transition costs(2)	408	1,342	2,855	2,973
Loss on adjustment of allowance for credit losses on held-to-maturity investment	486	292	5,089	849
Dividend income on held-to-maturity investment	(594)	(553)	(1,733)	(1,618)
Insurance recovery(3)	—	—	(1,636)	—
Lease closure expenses, net(4)	261	—	1,328	—
Tax benefit arrangement remeasurement(5)	(475)	575	(1,769)	(774)
Gain on sale of corporate-owned clubs(6)	(6,443)	—	(6,443)	—
Amortization of basis difference of equity-method investments(7)	240	240	720	709
Other(8)	212	231	543	528
Adjusted EBITDA	$140,766	$123,071	$405,380	$356,885
(1) Represents severance related expenses recorded in connection with a reduction in force.
(2) Represents certain expenses recorded in connection with the departure of the former Chief Executive Officer, including costs associated with the search for, and equity-based compensation associated with certain equity awards granted to, the Company’s new Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.
(3) Represents insurance recoveries, net of costs incurred.
(4) Represents lease termination costs, impairment charges, and loss on disposal of property and equipment from the closure of our Florida Corporate Support Center located in Orlando, Florida.
(5) Represents a (gain) loss related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(6) Represents a gain on the sale of eight corporate-owned clubs to a franchisee.
(7) Represents the Company’s pro-rata portion of the basis difference related to intangible asset amortization expense in its equity method investees, which is included within losses from equity-method investments, net of tax on our condensed consolidated statements of operations.
(8) Represents certain other gains and charges that we do not believe reflect our underlying business performance.
A reconciliation of Segment Adjusted EBITDA to Adjusted EBITDA is set forth below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Adjusted EBITDA
Franchise segment	$82,367	$72,786	$253,734	$226,378
Corporate-owned clubs segment	53,737	50,391	156,184	142,354
Equipment segment	23,724	18,487	57,601	41,860
Segment Adjusted EBITDA	159,828	141,664	467,519	410,592
Corporate and other Adjusted EBITDA(1)	(19,062)	(18,593)	(62,139)	(53,707)
Adjusted EBITDA(2)	$140,766	$123,071	$405,380	$356,885
(1) Corporate and other Adjusted EBITDA includes adjusted corporate overhead costs, such as payroll and related benefit costs and professional services that are not directly attributable to any individual segment and thus are unallocated.
(2) Segment Adjusted EBITDA plus the Adjusted EBITDA of corporate and other is equal to Adjusted EBITDA. Adjusted EBITDA is a metric that is not presented in accordance with GAAP. Refer to “—Non-GAAP Financial Measures” for a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

Adjusted Net Income and Adjusted Net Income per Diluted Share
Our presentation of Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-cash and other items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total weighted-average shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent and should not be considered alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period.
A reconciliation of net income, the most directly comparable GAAP measure, to Adjusted net income, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2025	2024	2025	2024
Net income	$59,183	$42,395	$159,557	$126,680
Provision for income taxes	27,974	16,523	69,120	49,824
Severance costs(1)	—	—	649	1,602
Executive transition costs(2)	408	1,342	2,855	2,973
Loss on adjustment of allowance for credit losses on held-to-maturity investment	486	292	5,089	849
Dividend income on held-to-maturity investment	(594)	(553)	(1,733)	(1,618)
Insurance recovery(3)	—	—	(1,636)	—
Lease closure expenses, net(4)	261	—	1,328	—
Tax benefit arrangement remeasurement(5)	(475)	575	(1,769)	(774)
Gain on sale of corporate-owned clubs(6)	(6,443)	—	(6,443)	—
Amortization of basis difference of equity-method investments(7)	240	240	720	709
Loss on extinguishment of debt(8)	—	—	—	2,285
Other(9)	212	231	543	528
Purchase accounting amortization(10)	9,178	12,757	27,534	38,272
Adjusted income before income taxes	90,430	73,802	255,814	221,330
Adjusted income taxes(11)	23,421	19,060	66,256	57,161
Adjusted net income	$67,009	$54,742	$189,558	$164,169
Adjusted net income per share, diluted	$0.80	$0.64	$2.25	$1.88
Adjusted weighted-average shares outstanding, diluted(12)	84,033	85,260	84,385	87,101
(1) Represents severance related expenses recorded in connection with a reduction in force.
(2) Represents certain expenses recorded in connection with the departure of the former Chief Executive Officer, including costs associated with the search for, and equity-based compensation associated with certain equity awards granted to, the Company’s new Chief Executive Officer and retention payments for certain key employees through the Chief Executive Officer transition.
(3) Represents insurance recoveries, net of costs incurred.
(4) Represents lease termination costs, impairment charges, and loss on disposal of property and equipment from the closure of our Florida Corporate Support Center located in Orlando, Florida.
(5) Represents a (gain) loss related to the adjustment of our tax benefit arrangements primarily due to changes in our deferred state tax rate.
(6) Represents a gain on the sale of eight corporate-owned clubs to a franchisee.
(7) Represents the Company’s pro-rata portion of the basis difference related to intangible asset amortization expense in its equity method investees, which is included within losses from equity-method investments, net of tax on our condensed consolidated statements of operations.
(8) Represents the write-off of deferred financing costs associated with the repayment of the 2018-1 Class A-2-II notes prior to the anticipated repayment date.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)

(9) Represents certain other gains and charges that we do not believe reflect our underlying business performance.
(10) Includes $3.1 million and $9.3 million for the three and nine months ended September 30, 2024, respectively, of amortization for intangible assets recorded in connection with investment funds affiliated with TSG Consumer Products, LLC purchasing interests in Pla-Fit Holdings in 2012 (the “2012 Acquisition”), other than favorable leases. During the fourth quarter of 2024, the intangible assets recorded in connection with the 2012 Acquisition became fully amortized. Also includes $9.2 million and $9.7 million for the three months ended September 30, 2025 and 2024, respectively, and $27.5 million and $29.0 million for the nine months ended September 30, 2025 and 2024, respectively, of amortization for intangible assets created in connection with historical acquisitions of franchisee-owned clubs. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with GAAP, in each period.
(11) Represents corporate income taxes at an assumed effective tax rate of 25.9% and 25.8% for the three months ended September 30, 2025 and 2024, respectively, and 25.9% and 25.8% for the nine months ended September 30, 2025 and 2024, respectively, applied to adjusted income before income taxes.
(12) Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below:

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$58,829	83,717	$0.70	$42,009	84,728	$0.50
Net income attributable to non-controlling interests(2)	354	316		386	532
Net income	59,183			42,395
Adjustments to arrive at adjusted income before income taxes(3)	31,247			31,407
Adjusted income before income taxes	90,430			73,802
Adjusted income taxes(4)	23,421			19,060
Adjusted net income	$67,009	84,033	$0.80	$54,742	85,260	$0.64

	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$158,715	84,055	$1.89	$124,958	86,289	$1.45
Net income attributable to non-controlling interests(2)	842	330		1,722	812
Net income	159,557			126,680
Adjustments to arrive at adjusted income before income taxes(3)	96,257			94,650
Adjusted income before income taxes	255,814			221,330
Adjusted income taxes(4)	66,256			57,161
Adjusted net income	$189,558	84,385	$2.25	$164,169	87,101	$1.88
(1) Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares of Class A common stock outstanding.
(2) Represents net income attributable to non-controlling interests and the assumed exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. as of the beginning of the period presented.
(3) Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4) Represents corporate income taxes at an assumed effective tax rate of 25.9% and 25.8% for the three months ended September 30, 2025 and 2024, respectively, and 25.9% and 25.8% for the nine months ended September 30, 2025 and 2024, respectively, applied to adjusted income before income taxes.